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Exhibit 10.18

                             EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") dated October 2, 1998 by and between First Priority Group, Inc., a New York corporation with an address at 51 East Bethpage Road, Plainview, New York 11803 (the "Company"), and Barry J. Spiegel, residing at 300 East 75th Street, Apartment 29M, New York, New York 10021 (the "Employee").

                              W I T N E S S E T H

         WHEREAS, the Company desires that Employee be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Employment

         Subject to and upon the terms and conditions contained in this Agreement, the Company hereby employs Employee, for the period set forth in Paragraph 2 (subject to the terms and conditions of this Agreement), to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 of this Agreement.

         2.       Term

         The Company and the Employee hereby agree to terminate the Employment Agreement dated September 3, 1996 on the date hereof. Additionally, the Company and the Employee agree to terminate all previously granted and unexercisable stock options. However, the Employee shall retain the right to purchase up to 50,000 shares of Common Stock at $.75 per share pursuant to the 1995 Incentive Stock Plan Stock Option Contract dated March 3, 1997. The Employee's term of employment under this Agreement shall commence on July 1, 1998 (the "Commencement Date") and shall continue for a period of thirty-six months (36) months, terminating on June 30, 2001

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(the "Expiration Date"), unless earlier terminated under the terms and conditions herein (the "Employment Term").

         3.       Duties

                  (a) Employee's responsibilities shall be to manage and direct the Company's Affinity Services Division of the Company, as shall from time to time be designated by the Chief Executive Officer ("CEO") of the Company. Employee shall be based in Nassau or Suffolk counties during the Employment Term and shall have the title of President of the Affinity Services Division.

                  (b) Employee agrees to abide by all By-Laws and policies of the Company promulgated from time to time by the Company.

         4.       Exclusive-Services, Best Efforts and Acknowledgment

         Employee shall devote his entire working time, attention, best efforts and ability exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement. The Company and the Employee acknowledge that the Affinity Services Division shall only offer its services in the form of programs that require outside parties to bear the sole cost of sales marketing, distribution, printing and fulfillment, without the Company incurring any such costs. The Company shall provide the service and bear the costs associated with the benefits that are normally offered to the end users of such affinity programs. The parties agree to develop an annual budget for the Affinity Services Division that conforms to the program expense format set forth above.

         5.       Compensation

                  (a) Base Salary. Commencing on the Commencement Date, the Employee shall receive an annual salary, payable pursuant to the Company's normal payroll procedures in place from time to time, during the Employment Term, in the amount of One Hundred Thirty Thousand Dollars ($130,000), subject to all required federal, state and local payroll deductions. The Employee's Base Salary may be increased upon the recommendation of the CEO and the approval of the Board of Directors.

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                  (b) Incentive Compensation. The Employee shall participate in the Company's Corporate Compensation Program as approved and authorized by the Board of Directors of the Company, subject to amendment by the Board of Directors or the Compensation Committee of the Board of Directors of the Company.

                  (c) The Employee shall be granted a stock option under the Company's 1995 Incentive Stock Plan (the "Plan") with the right to purchase up to 250,000 shares of the Company's common stock (the "Stock Option"). The Stock Option shall be granted at a price equal to the closing price of the Company's common stock as quoted on The Nasdaq SmallCap Stock Market on the Commencement Date. The Stock Option shall become exercisable in one-third increments upon the first, second and third anniversary of the Stock Option grant. The Company will provide the Employee a Stock Option Contract for his signature which will set out the terms of the option. This Stock Option shall be subject to the terms of the Plan. Additionally, should a Change in Control, as hereinafter defined, occur, only to the extent that the Company does not lose any deductions that would be otherwise be deductible under Section 280G of the Internal Revenue Code, the Employee's Stock Option shall become fully exercisable.

         6.       Business Expenses

         Employee shall be reimbursed for only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company, and (b) for which Employee has submitted vouchers and/or receipts. The Employee shall be issued a corporate credit card that he shall use solely for business expenses which are reasonable and necessary for the Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company

         7.       Employee Benefits

         During the Employment Term, Employee shall participate, to the extent he is eligible under the terms and conditions thereof, in any health, life, disability insurance, or 401(k) plan, or other employee benefit plans maintained by Employer (but nothing herein shall obligate the Company to establish or maintain any such benefit plan).

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         The Employee shall be reimbursed $500 per month for a car allowance.

         8.       Vacation and Sick Leave

         Employee shall be entitled to three (3) weeks of paid vacation per annum during the Employment Term, to be taken at such times as may be mutually agreed upon by the Company and Employee. The Employee shall be entitled to one
(1) week of paid sick leave per annum during the Employment Term.



         9.       Death and Disability

                  (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's salary payable pursuant to Paragraph 5 and any accrued vacation, through the date of Employee's death, shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

                  (b) If during the Employment Term, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of forty-five (45) consecutive days or ninety (90) days in the aggregate in any one calendar year, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 45 or 90-day period, as the case may be, to Employee of its intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his salary payable pursuant to Paragraph 5 through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(b).

         10.      Termination

                  (a) The Company may terminate the employment of Employee For Cause (as hereinafter defined). Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee the unpaid prorated salary pursuant to Paragraph 5 earned

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or accrued and any other benefits normally paid and/provided to the Employee up through the day on which Employee is terminated.

                  (b) The Company may terminate the employment of Employee Without Cause (as hereinafter defined). Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee the unpaid prorated salary pursuant to Paragraph 5 earned or accrued and any other benefits normally paid and/provided to the Employee up through the day on which Employee is terminated, in addition to the lesser of (i) Base Salary and other employee benefits, as set forth in Paragraph 7, for a twelve (12) month period from the date employment is terminated, or (ii) the Base Salary and other employee benefits that would have been paid the Employee from the date employment is terminated through the Expiration Date.

                  (c) As used herein, the term "For Cause" shall mean:

                      (i) any material breach of this Agreement by Employee that, in the case of a breach that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the Company within 30 days after notice is given by the Company to Employee, setting forth in reasonable detail the nature of such breach;

                      (ii) Employee's failure to perform his duties and services hereunder to the reasonable satisfaction of the CEO of the Company that, in the case of any such failure that may be cured or remedied, is not cured or remedied to the reasonable satisfaction of the Company within 30 days after notice is given by the Company to Employee, setting forth in reasonable detail the nature of such failure;

                      (iii) any material act, or material failure to act, by Employee in bad faith and to the material detriment of the Company; or

                      (iv) commission by Employee of a material act involving moral turpitude, dishonesty, unethical business conduct, or any other conduct which significantly impairs the reputation of the Company, its subsidiaries or affiliates.

                      (v) the conviction of the Employee of a felony, including the plea of nolo contendere

                      (vi) the Affinity Services Division does not achieve net income of at least (x) $500,000 in the year ending on December 31, 1999,
(y) $750,000 in the year ending on December 31, 2000, or (z) $1 million in the year ending December 31, 2001.

                  (d) As used herein, the term "Without Cause" shall mean:

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                      (i) Termination by the Company of the Employee's
employment for any reason other than For Cause, Death or Disability.

         11.      Disclosure of Information and Restrictive Covenant

                  (a) Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and/or clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and/or clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters. Confidential information and trade secrets include, but are not limited to, customer and client lists, price lists, marketing and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications or processes which are not in the public domain (all the foregoing shall be referred to herein as the "Confidential Information"). Employee agrees that in consideration of the execution of this Agreement by the Company, he will not use, or disclose to any third party, any of the Confidential Information, other than as required to perform his services hereunder or as directed or authorized by the Company's Board of Directors or President.

                  (b)

                      (i) Employee will not, at any time prior to the Expiration Date, or if the Employee's employment shall terminate prior to the Expiration Date, then for a period of one (1) year after the Employee ceases to be employed by the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchiser or franchisee, proprietor, syndicate member, or shareholder that
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operates a business or activity which competes with any business or activity engaged in by the Company.

                      (ii) Any time during his employment by the Company or after the Employee ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such Confidential Information; and

                      (iii) At any time during his employment by the Company and for a period of one (1) year after the Employee ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of the Employee or third parties, any business from persons, firms, corporations or other entities who were at any time within one (1) year prior to the cessation of his employment hereunder, customers of the Company; and

                      (iv) At any time during his employment by the Company and for a period of one (1) year after the Employee ceases to be employed by the Company, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of the Employee or third parties, any business from any such customers of this Company; and

                      (v) At any time during his employment by the Company and for a period of one (1) year after the Employee ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of the Employee or third parties, any persons who were at any time within one year prior to the cessation of his employment hereunder, employees of the Company; and

                      (vi) At any time during his employment by the Company and for a period of one year after the Employee ceases to be employed by the Company, employ or cause or authorize directly or indirectly to be employed, for or on behalf of the Employee or third parties, any such employees of the Company; and

                      (vii) At any time during his employment by the Company and for a period of one (1) year after the Employee ceases to be employed by the Company, compete with the Company in any fashion or work for, advise, be a consultant to or an officer, director, agent or employee of or otherwise associate with any person, firm, corporation or other entity which is engaged in or plans to engage in a business or activity which competes with any business or activity engaged in by the Company, or which is under development or in a planning stage by the Company.

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                      (viii) Notwithstanding anything to the contrary, the
Employee may engage in any business activity he so wishes as long as: (A) this business activity did not directly compete with any business of the Company prior to the Employee joining or entering into this business activity, (B) the Employee does not assist this business activity to develop a business that competes with any business of the Company that existed, or was in the planning stages, at the time that the Employee's employment terminated with the Company, or (c) the Employee shall not serve in a management capacity whereby a subsidiary, division or business unit reports directly or indirectly to him and engages in a business activity that competes with any business of the Company that existed, or was in the planning stages, at the time that the Employee's employment terminated with the Company.

                  (c) Employee will not induce or persuade other employees of the Company to join him in any activity prohibited by Paragraph 11 or 12.

                  (d) This Paragraph 11 and Paragraph 12, 13 and 14 shall survive the expiration or termination of the Agreement for any reason.

                  (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth in Paragraphs 11 and 12 are reasonable and necessary. If, for any reason, any aspect of these provisions as they apply to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

         12.      Company Property

                  (a) Any patents, inventions, discoveries, applications, processes or designs, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its respective subsidiaries' or affiliates' businesses shall be the sole and absolute property of the Company, and Employee shall make prompt

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report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

                  (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of the Employment Term, or, if earlier, upon demand by the Company, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee covenants that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

         13.      Remedy

         It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the nondisclosure, non-solicitation and non-compete clauses under Paragraphs 11 and 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. Nothing herein shall be deemed to restrict any remedy available to Employee for breach of the Agreement by the Company.

         14.      Representations and Warranties of Employee and the Company

                  (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as follows:
(i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement once to perform all of his obligations hereunder: (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by

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which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

                  (b) The Company hereby represents and warrants to Employee, as follows: (i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action of the Company; and (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally.

         15.      Notices

         All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Employee at his address set forth on the first page of this Agreement, and to the Company at its address set forth on the first page of this Agreement, Attention: Barry Siegel, Chairman of the Board, with a copy to Muenz & Meritz, P.C., Three Hughes Place, Dix Hills, New York 11746,
Attention: Lawrence A. Muenz, or at such address as such party shall have designated by a notice given in accordance with this Paragraph 15, or when actually received by the party for whom intended, if sent by any other means.

         16.      Entire Agreement

         This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

         17.      Severability

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         If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

         18.      Waivers, Modifications, Etc.

         No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         19.      Assignment

         Neither this Agreement. nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

         20.      Applicable Law

         This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         21.      Jurisdiction and Venue

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         It is hereby irrevocably agreed that all actions, suits or proceedings between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of, the Supreme Court of the State of New York for Nassau or Suffolk County or the United States District Court for the Eastern District of New York. The parties also agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which either of them may now or hereafter have to the venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         22.      Full Understanding

         Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement. that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

         23.      Definitions

         A Change in Control shall have occurred if:

                  (a) Any person including any individual, firm, partnership or other entity, together with all Affiliates and Associates (as defined by ss.240.12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such person, directly or indirectly acquires securities of the Company's then outstanding securities representing Twenty percent (20%) or more of the voting securities of the Company, such person being hereinafter referred to as an Acquiring
                           Person; or, but excluding:

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                           (i)      a trustee or other fiduciary holding
                                    securities under an employee benefit plan of the Company or any Subsidiary of the Company, or
                           (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, or
                           (iii) the Company or any Subsidiary of the Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange
                                    Act),or
                           (iv) a person who acquires securities of the Company directly from the Company pursuant to a transaction that has been approved by a vote of at least a majority of the Incumbent Board, or
                  (b) Individuals who, on the date hereof, constitute the Incumbent Board shall cease for any reason to constitute a majority of the Board; or
                  (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  4. Definitions. For the purposes of this Contract, the following terms shall mean:
                           (i) "Incumbent Board" shall mean the members of the Board, who were members of the Board prior to the date of this Agreement.
                           (ii) "Subsidiary" shall mean any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Company, or is otherwise controlled by the Company.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


FIRST PRIORITY GROUP, INC.                             BARRY J. SPIEGEL

By:                                              By:
   ---------------------------------                ---------------------------

Title:                                           Dated:
      ------------------------------                   ------------------------

Dated:
      ------------------------------

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